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                                                                       EXHIBIT 4

                                                                  EXECUTION COPY

                              COLLATERAL AGREEMENT

                                      Among

                  i-STT INVESTMENTS (BERMUDA) LTD., As Pledgor,

               CREDIT SUISSE FIRST BOSTON LLC, As Collateral Agent

                                       and

                     CREDIT SUISSE FIRST BOSTON CAPITAL LLC

                                   Dated as of

                                November 9, 2005

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            The following Table of Contents has been inserted for convenience of reference only and does not constitute a part of the Collateral Agreement.

                                TABLE OF CONTENTS

SECTION

1.  The Security Interests.................................................   1

2.  Definitions............................................................   2

3.  Representations and Warranties of the Pledgor..........................   4

4.  Representations and Warranties of the Collateral Agent.................   5

5.  Certain Covenants of the Pledgor.......................................   6

6.  Administration of the Collateral.......................................   8

7.  Income and Voting Rights on Collateral.................................  12

8.  Remedies upon Events of Default........................................  14

9.  The Collateral Agent...................................................  17

10. Miscellaneous..........................................................  20

11. Termination of Collateral Agreement....................................  22

Exhibit A - Certificate for Substituted Collateral
Exhibit B - Certificate for Additional Collateral

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                              COLLATERAL AGREEMENT

            THIS COLLATERAL AGREEMENT (the "Agreement"), dated as of November 9, 2005, among i-STT INVESTMENTS (BERMUDA) LTD., an exempted company incorporated under the law of Bermuda (the "Pledgor"), CREDIT SUISSE FIRST BOSTON LLC, a U.S. broker-dealer, as collateral agent and securities intermediary (the "Collateral Agent") hereunder for the benefit of CREDIT SUISSE FIRST BOSTON CAPITAL LLC, a limited liability company organized under the laws of Delaware (the "Purchaser"), and the Purchaser;

                                   WITNESSETH:

            WHEREAS, pursuant to the Forward Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, between Pledgor and Purchaser, the Pledgor has agreed to sell and Purchaser has agreed to purchase Common Stock, $.001 par value (the "Common Stock"), of Equinix, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions of the Purchase Agreement; and

            NOW, THEREFORE, to secure the performance by the Pledgor of its obligations under the Purchase Agreement and to secure the observance and performance of the covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

            1. The Security Interests.

            In order to secure the observance and performance of the covenants and agreements contained herein and in the Purchase Agreement:

            (a) Security Interests. The Pledgor hereby grants, sells, conveys, assigns, transfers and pledges unto the Purchaser, a security interest in and to, and a lien upon and right of set-off against, all of Pledgor's right, title and interest in and to (i) the property described in Section 1(b) (including the Common Stock and the Collateral Account), (ii) all additions to and substitutions for such property, (iii) subject to the remittance of certain payments upon satisfaction of the conditions specified in Section 7(a) hereof, all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter from or in connection with such property (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the Pledgor with respect to the Pledgor), and (iv) subject to Section 7(b), all powers and rights now owned or hereafter acquired under or with respect to such property (such property, additions, substitutions, income, proceeds, collections, powers, rights and the Collateral Account being herein collectively called the "Collateral"). The Purchaser shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Purchaser by this Agreement.

            (b) Payment Date. On the Payment Date, subject to the satisfaction of the conditions set forth in Article IV of the Purchase Agreement, the Pledgor shall transfer to the

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Purchaser in pledge hereunder 4,300,000 shares of the Common Stock to a securities account maintained by the Collateral Agent (in its capacity as a "securities intermediary" within the meaning of the UCC) under the name "Credit Suisse First Boston Capital LLC, as pledgee of i-STT Investments (Bermuda) Ltd." (the "Collateral Account"). The Collateral Agent represents and warrants that the Collateral Account will at all times be maintained as a securities account (within the meaning of the UCC) and that it will at all times be acting as "securities intermediary" (within the meaning of the UCC) in taking actions with respect to the Collateral Account.

            2. Definitions.

            Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. Capitalized terms used herein shall have the meanings as follows:

            "Authorized Representative" of the Pledgor means the persons designated as such by the Pledgor as of the date of this Agreement or any officer or other representative as to whom Pledgor shall have delivered notice to the Collateral Agent that such other representative is authorized to act hereunder on behalf of Pledgor.

            "Cash Delivery Obligations" means (A) if no Reorganization Event or Distribution Event shall have occurred prior to such time, zero, and (B) from and after any Reorganization Event or Distribution Event, the sum of all cash included in the Reference Property pursuant to Section 6.2(a) or Section 6.4(b)(i)(B) or (D) of the Purchase Agreement following a Reorganization Event or Distribution Event, if any.

            "Collateral" has the meaning specified in Section 1(a).

            "Collateral Account" has the meaning specified in Section 1(b).

            "Collateral Agent" means the financial institution identified as such in the preliminary paragraph hereof, or any successor appointed in accordance with Section 9.

            "Collateral Agreement" means this Collateral Agreement and any exhibits hereto.

            "Collateral Event of Default" has the meaning specified in Section 6(e).

            "Collateral Requirement" means, as of any date and with respect to
(i) any Common Stock, 100%, (ii) any Marketable Equity Securities or Transferable Exchangeable Securities, 100%, (iii) any cash pledged in respect of Cash Delivery Obligations, 100%, (iv) any U.S. Government Securities pledged in respect of Cash Delivery Obligations, 105%, and (v) any other U.S. Government Securities, 150%.

            "Delivery Date" has the meaning specified in Section 8(a).

            "Eligible Collateral" means (i) Common Stock, (ii) with respect to Cash Delivery Obligations, cash, and (iii) U.S. Government Securities and from and after any Dilution Event, Reorganization Event or Distribution Event, Marketable Equity Securities or Transferable

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Exchangeable Securities, provided, in each case, that (A) the Pledgor has good and marketable title thereto, free of all Liens (other than the Liens created by this Collateral Agreement) and Transfer Restrictions and (B) the Purchaser has a valid, first priority perfected security interest therein and first lien thereon, and provided further that to the extent the number of shares of Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities pledged hereunder exceeds at any time the Maximum Deliverable Number thereof, such excess shares of Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities shall not be Eligible Collateral.

            "Event of Default" means the occurrence of: (i) an event described in clause (a) or (b) of Section 7.1 of the Purchase Agreement, (ii) a Collateral Event of Default, (iii) a failure by Pledgor to have caused the Collateral to meet the requirements described in Section 5(d), (iv) if Pledgor shall have exercised its Cash Delivery Option, a failure by the Pledgor to deliver cash on the Exchange Date in the amount required under Section 1.3(d) of the Purchase Agreement, or (v) if a Cash Merger or an Early Termination Event shall have occurred, failure by Pledgor to cause to be delivered to Purchaser the property then required to be delivered pursuant to Section 7.2 or 7.3 of the Purchase Agreement.

            "Ineligible Collateral" means Collateral that does not constitute "Eligible Collateral".

            "Insufficiency Determination" has the meaning specified in Section 6(e).

            "Market Value" means, as of any date, (a) with respect to any U.S. Government Security, the product of (x)(i) the average unit bid price for such security on the Trading Day prior to such date as published in the New York edition of The Wall Street Journal or The New York Times or, if not so published, (ii) the lower bid price quoted on such date (or if such date is not a Trading Date, on the preceding Trading Date) by either of two nationally recognized dealers making a market in such security which are members of the National Association of Securities Dealers, Inc. and (y) the number of such units comprised in the outstanding principal amount of such U.S. Government Security, and (b) with respect to any other property, its Current Value; provided that the "Market Value" of any Ineligible Collateral shall be zero.

            "Maximum Deliverable Number" means, on any date, with respect to the Common Stock, any Marketable Equity Security or any Transferable Exchangeable Security, the product of (i) the SAILS Base Amount and (ii) such number of shares of the Common Stock or of such Marketable Equity Security or Transferable Exchangeable Security as shall be included in the Reference Property Per SAILS as of such date.

            "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Pledge Value" means, as of any date and with respect to any particular type of Collateral, an amount equal to the aggregate Market Value of such Collateral divided by the Collateral Requirement for such Collateral.

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            "Pledge Value Requirement" means, as of any date, (a) the aggregate
Market Value on such date of the Maximum Deliverable Number of shares of Common Stock and/or, from and after a Dilution Event, Reorganization Event or Distribution Event, Marketable Equity Securities and/or Transferable Exchangeable Securities, on such date plus (b) from and after a Reorganization Event or Distribution Event, the aggregate amount of any Cash Delivery Obligations on such date.

            "Prior Collateral" has the meaning specified in Section 6(b)(1).

            "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Collateral Agreement, or in any other division or department of the Collateral Agent performing operations substantially equivalent to those performed by such division or department pursuant hereto, or any other officer of the Collateral Agent or any successor Collateral Agent customarily performing functions similar to those performed by any of the aforesaid officers, and also means, with respect to any matter relating to this Collateral Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law, unless, in respect of clauses (i) to (iv), such item of Collateral is accompanied by any such required consent, approval, certificate, agreement or opinion, and the Transfer Restriction described in the relevant clause is removed within two Business Days after such item becomes part of the Collateral; provided that the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, shall not constitute a "Transfer Restriction."

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            3. Representations and Warranties of the Pledgor.

                                       4

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            The Pledgor hereby represents and warrants to the Collateral Agent and the Purchaser that as of the date hereof and on any date on which Pledgor substitutes any Collateral pursuant to Section 6(b) hereof or adds any Collateral pursuant to Section 6(c) hereof:

                  (a) Power. The Pledgor has full corporate power and authority to execute and deliver this Collateral Agreement and to perform and observe the provisions hereof.

                  (b) Non-Contravention. The execution and delivery by the Pledgor, and the performance by the Pledgor of its obligations under, this Collateral Agreement do not and will not contravene any provision of applicable law or the memorandum of association of the Pledgor, or any material agreement or other instrument binding upon the Pledgor or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor, except for any such contravention as would not have a Selling Stockholder Material Adverse Effect (as defined in the Terms Agreement), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal is required for the performance by the Pledgor of its obligations under this Agreement, except such as have been obtained and except to the extent that the failure to so obtain such consent, approval, authorization, order or qualification would not have a Selling Stockholder Material Adverse Effect (as defined in the Terms Agreement).

                  (c) Binding Effect. This Collateral Agreement constitutes a valid and binding agreement of the Pledgor enforceable against the Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  (d) Solvency. The Pledgor is presently solvent, able to pay, and is presently paying its debts as they become due.

                  (e) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Collateral, free of all Liens (other than the Lien created by this Collateral Agreement) and Transfer Restrictions (other than the Transfer Restrictions created by this Collateral Agreement). Upon delivery of the Collateral to the Collateral Agent hereunder for the benefit of the Purchaser, the Purchaser will obtain a valid, first priority perfected security interest in, and a first lien upon, such Collateral subject to no other Lien. None of the Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

                  (f) Ownership and Control of Pledgor. All of the stock and/or other ownership interests in the Pledgor are owned by Parent.

            4. Representations and Warranties of the Collateral Agent.

            The Collateral Agent represents and warrants to the Pledgor and the Purchaser that:

                                       5

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                  (a) Corporate Existence and Power. The Collateral Agent is a
      limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Collateral Agreement.

                  (b) Authorization and Non-Contravention. The execution, delivery and performance by the Collateral Agent of this Collateral Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent.

                  (c) Binding Effect. This Collateral Agreement constitutes a valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms.

            5. Certain Covenants of the Pledgor.

            The Pledgor agrees that, so long as any of its obligations under the Purchase Agreement remain outstanding:

                  (a) Title to Collateral. The Pledgor shall at all times hereafter have good and marketable title to the Collateral pledged hereunder at such time, free of all Liens (other than the Liens created by this Collateral Agreement) and Transfer Restrictions, and, subject to the terms of this Collateral Agreement, will at all times hereafter have good, right and lawful authority to assign, transfer and pledge such Collateral and all such additions thereto and substitutions therefor under this Collateral Agreement.

                  (b) Pledge Value Requirement. Unless the Collateral includes Common Stock, Marketable Equity Securities and/or Transferable Exchangeable Securities in each case in an amount at least equal to the Maximum Deliverable Number thereof and cash in an amount at least equal to the sum of all Cash Delivery Obligations (if any), the Pledgor shall cause the aggregate Pledge Value of the Collateral to be equal to or greater than the Pledge Value Requirement at all times, and shall pledge additional Collateral in the manner described in Section 6(d) as necessary to cause such requirement to be met.

                  (c) Pledge upon Dilution Event, Reorganization Event or Distribution Event. Upon the occurrence of a Dilution Event, Reorganization Event or Distribution Event, the Pledgor shall, as soon as reasonably practicable, cause to be delivered to the Collateral Agent, in the manner provided in Section 6(d) and 7(a), (i) at Pledgor's election,
      (A) cash having an aggregate Market Value at least equal to 100% of the Cash Delivery Obligation, if any, resulting from such Reorganization Event or Distribution

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      Event, or (B) U.S. Government Securities having an aggregate Market Value at least equal to 105% of the Cash Delivery Obligation, if any, resulting from such Reorganization Event or Distribution Event, and/or (ii) at Pledgor's election, (A) Common Stock, Marketable Equity Securities and/or Transferable Exchangeable Securities in an amount at least equal to the Maximum Deliverable Number thereof deliverable pursuant to such Dilution Event, Reorganization Event or Distribution Event, as the case may be (if any), or (B)(x) Transferable Exchangeable Securities in an amount at least equal to the Maximum Deliverable Number thereof deliverable pursuant to such Dilution Event, Reorganization Event or Distribution Event (if any), and (y) U.S. Government Securities having an aggregate Market Value at least equal to 150% of the Maximum Deliverable Number of Common Stock and/or Marketable Equity Securities deliverable pursuant to such Dilution Event, Reorganization Event or Distribution Event (if any), minus the number or amount of any Common Stock and/or Marketable Equity Securities delivered to the Collateral Agent by the Pledgor in connection with such Dilution Event, Reorganization Event or Distribution Event (if any); in each case to be held as additional Collateral hereunder.

                  (d) Composition of Collateral. Notwithstanding the Pledgor's right to substitute Collateral pursuant to Section 6(b), the Pledgor shall cause the Collateral to include, on the Exchange Date, unless Pledgor shall have exercised its Cash Delivery Option, Common Stock, cash, Marketable Equity Securities and/or Transferable Exchangeable Securities in a number or amount at least equal, in each case, to that included in the Contract Property as of such date in accordance with the Purchase Agreement.

                  (e) Further Assurances. The Pledgor shall, at its expense and in such manner and form as the Purchaser or the Collateral Agent may require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be reasonably necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Purchaser hereunder with respect to such security interest. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of the Pledgor or otherwise, Uniform Commercial Code financing or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent may deem reasonably necessary or appropriate to further perfect, or maintain the perfection of the security interests granted hereby.

                  (f) The Pledgor shall not consolidate with or merge with or into, or transfer all or substantially all of its assets to, any other Person without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed. Nothing in this Agreement or the Purchase Agreement shall prohibit the Pledgor from transferring, remitting or paying out to any of its Affiliates, by way of dividend or redemption of capital, the Purchase Price received from Purchaser pursuant to Section 1.3(a) of the Purchase Agreement. The Pledgor may, at its election, transfer any or all of such Purchase Price to any of its Affiliates pursuant to a loan, provided that any such

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      loan shall be repaid by such Affiliate to the Pledgor (or extinguished by a capital redemption to such Affiliate) no later than the day that is two years and one day prior to the Exchange Date, and that no such loan shall be extended after such day.

            6. Administration of the Collateral.

            (a) Valuation of Collateral. Unless the Collateral includes Common Stock, Marketable Equity Securities and/or Transferable Exchangeable Securities in each case in an amount at least equal to the Maximum Deliverable Number thereof and cash in an amount at least equal to the sum of all Cash Delivery Obligations (if any), the Collateral Agent shall determine on each Business Day whether the Pledge Value is at least equal to the Pledge Value Requirement and whether an Insufficiency Determination has occurred, and shall provide written notice of the Pledge Value to the Pledgor. The Collateral Agent shall determine on each Business Day whether a Collateral Event of Default has occurred.

            (b) Substitution of Collateral. The Pledgor may substitute Collateral in accordance with the following provisions:

                  (1) Unless an Event of Default or a failure by the Pledgor to meet any of its obligations under Section 5(b) or (c) hereof has occurred and is continuing, the Pledgor shall have the right at any time and from time to time to deposit Eligible Collateral with the Collateral Agent in substitution for Collateral previously deposited hereunder ("Prior Collateral") and to obtain the release from the Lien hereof of such Prior Collateral.

                  (2) Subject to Section 5(d), if the Pledgor wishes to deposit Eligible Collateral with the Collateral Agent in substitution for Prior Collateral, the Pledgor shall (i) give written notice to the Collateral Agent identifying the Prior Collateral to be released from the Lien hereof, (ii) deliver to the Collateral Agent concurrently with such Eligible Collateral a certificate of the Pledgor substantially in the form of Exhibit A hereto and dated the date of such delivery, (A) identifying the items of Eligible Collateral being substituted for the Prior Collateral and the Prior Collateral that is to be transferred to the Pledgor and (B) certifying that the representations and warranties contained in such Exhibit A hereto are true and correct on and as of the date thereof. The Pledgor hereby covenants and agrees to take all actions reasonably required under Section 6(d) and any other actions reasonably necessary to create for the benefit of the Purchaser a valid, first priority perfected security interest in, and a first lien upon, such Eligible Collateral deposited with the Collateral Agent in substitution for Prior Collateral.

                  (3) No such substitution shall be made unless and until the Collateral Agent shall have determined that the aggregate Pledge Value of all of the Collateral at the time of such proposed substitution, after giving effect to the proposed substitution, shall at least equal the Pledge Value Requirement.

            (c) Additional Collateral. The Pledgor may pledge additional Collateral hereunder at any time. Concurrently with the delivery of any additional Collateral to the Collateral Agent, the Pledgor shall deliver (i) a certificate of the Pledgor substantially in the form

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of Exhibit B hereto, dated the date of such delivery, (A) identifying the additional items of Collateral being pledged and (B) certifying that with respect to such items of additional Collateral the representations and warranties contained in such Exhibit B hereto are true and correct on and as of the date thereof. The Pledgor hereby covenants and agrees to take all actions reasonably required under Section 6(d) and any other actions reasonably necessary to create for the benefit of the Purchaser a valid, first priority perfected security interest in, and a first lien upon, such additional Collateral.

            (d) Delivery of Collateral. The Pledgor shall deliver all Collateral to the Collateral Agent in accordance with the following provisions:

                  (1) Pledged Common Stock. In the case of Collateral consisting of Common Stock, by transfer thereof through the book-entry system of The Depository Trust Company to an account of the Collateral Agent at The Depository Trust Company, and the Collateral Agent agrees to credit such Common Stock to the Collateral Account;

                  (2) Pledged Government Securities. In the case of Collateral consisting of U.S. Government Securities, by transfer thereof through the book-entry system of the Federal Reserve System to an account of the Collateral Agent at the Federal Reserve System or, if the Collateral Agent is not a member thereof, at an institution designated by the Collateral Agent, and the Collateral Agent agrees to credit such U.S. Government Securities to the Collateral Account;

                  (3) Pledged Marketable Equity Securities. In the case of Collateral consisting of Marketable Equity Securities, (i) by delivery of certificates evidencing such Marketable Equity Securities, indorsed in blank (together with all documents necessary to permit the Collateral Agent to effect the re-registration thereof without further action by the Pledgor) or registered in the name of the Collateral Agent or its nominee, or (ii) if such Marketable Equity Securities are held in book entry form by The Depository Trust Company, by transfer thereof through the book-entry system of The Depository Trust Company to an account of the Collateral Agent at The Depository Trust Company, and, in each case, the Collateral Agent agrees to credit such Marketable Equity Securities to the Collateral Account; and

                  (4) Pledged Transferable Exchangeable Securities. In the case of Collateral consisting of Transferable Exchangeable Securities, (i) by delivery of certificates evidencing such Transferable Exchangeable Securities, indorsed in blank (together with all documents necessary to permit the Collateral Agent to effect the re-registration thereof without further action by the Pledgor) or registered in the name of the Collateral Agent or its nominee, or (ii) if such Transferable Exchangeable Securities are held in book entry form by The Depository Trust Company, by transfer thereof through the book-entry system of The Depository Trust Company to an account of the Collateral Agent at The Depository Trust Company, and, in each case, the Collateral Agent agrees to credit such Transferable Exchangeable Securities to the Collateral Account.

                  (5) Pledged Cash. In the case of Collateral consisting of cash, by wire transfer to an account designated by the Collateral Agent, and the Collateral Agent agrees to credit such cash to the Collateral Account.

            Upon delivery of any Collateral under this Collateral Agreement, the Collateral Agent shall examine such Collateral and any certificates delivered pursuant to Sections 6(c), 6(d)(3), 6(d)(4) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements for Eligible Collateral. Immediately following the delivery to the Collateral Agent of any Collateral in the form of certificates indorsed in blank, the Collateral Agent shall cause all such certificates to be re-registered on the books of the applicable transfer agent into the name of the Collateral Agent or its nominee, and shall thereafter maintain all such Collateral in such form until the termination of this Agreement (or, if prior thereto, the release of the Lien of the Purchaser thereon pursuant to the terms hereof); provided, however, that at any time following such delivery to the Collateral Agent, the Collateral Agent may cause any such certificates to be deposited with The Depository Trust Company and thereafter hold such certificates in book entry form in the Collateral Account. The Pledgor hereby designates the Collateral Agent (or, if the Collateral Agent is not a member of the Federal Reserve System, the institution designated by the Collateral Agent pursuant to Section 6(d)(2)) as the person in whose name any Collateral held in book entry form in the Federal Reserve System shall be registered.

            (e) Insufficiency Determination.

                  (1) If on any Business Day (other than a Business Day on which the Collateral includes Common Stock, Marketable Equity Securities and/or Transferable Exchangeable Securities in each case in an amount at least equal to the Maximum Deliverable Number thereof and cash in an amount at least equal to the sum of all Cash Delivery Obligations, if any) the Collateral Agent determines, in accordance with Section 6(a), that the aggregate Pledge Value of the Collateral is less than the Pledge Value Requirement (any such determination, an "Insufficiency Determination"), the Collateral Agent shall, by telephone call to an Authorized Representative of the Pledgor followed by a written confirmation of such call, promptly notify the Pledgor of such determination and of the amount of the insufficiency.

                  (2) If, by 4:00 p.m., New York City time on the second Business Day following the day on which telephonic notice shall have been given pursuant to the preceding paragraph (e)(1), the Pledgor shall have failed to deliver, in the manner set forth in paragraphs (c) and (d) of this Section 6, sufficient additional Eligible Collateral so that, after giving effect to such delivery (and taking into account that Common Stock Marketable Equity Securities and Transferable Exchangeable Securities in excess of the Maximum Deliverable Number thereof shall not constitute Eligible Collateral), the aggregate Pledge Value of the Collateral, as of such Business Day, is at least equal to the Pledge Value Requirement, then a Collateral Event of Default shall occur.

                  A "Collateral Event of Default" shall mean, at any time, the occurrence of any of the following: (A) the Purchaser shall not have a valid, first priority perfected security interest in, and a first lien upon, the Collateral subject to no other Lien; (B) if no

      U.S. Government Securities are pledged at such time, failure of the Collateral to include Common Stock, Marketable Equity Securities and/or Transferable Equity Securities in each case in an amount at least equal to the Maximum Deliverable Number thereof and cash in an amount at least equal to the sum of all Cash Delivery Obligations, if any; (C) if any U.S. Government Securities are pledged as Collateral at such time, failure of the aggregate Pledge Value of the Collateral to be at least equal to the Pledge Value Requirement (taking into account that Common Stock Marketable Equity Securities and Transferable Exchangeable Securities in excess of the Maximum Deliverable Number thereof shall not constitute Eligible Collateral); provided that, in the case of a failure described in clause
      (C), a Collateral Event of Default shall occur only if such failure shall continue to be in effect at 4:00 p.m., New York City time, on the second Business Day following the day on which telephonic notice in respect thereof shall have been given pursuant to paragraph (e)(1) above.

            (f) Release of Excess Collateral. If on any Business Day the Collateral Agent determines that (i) if no U.S. Government Securities are pledged at such time, the Collateral includes Common Stock, Marketable Equity Securities or Transferable Equity Securities in excess of the Maximum Deliverable Number thereof, or cash in an amount exceeding the sum of all Cash Delivery Obligations, if any, or (ii) if any U.S. Government Securities are pledged as Collateral at such time, the aggregate Pledge Value of the Pledgor's Eligible Collateral exceeds the Pledge Value Requirement and, in the case of clause (i) or (ii), no Event of Default has occurred and is continuing, the Pledgor may obtain the release from the Lien hereof of any Collateral, in the case of clause (i), consisting of Common Stock, Marketable Equity Securities, Transferable Equity Securities and/or cash in an amount or number less than or equal to such excess, or in the case of clause (ii), having an aggregate Pledge Value on such Business Day less than or equal to such excess, in each case upon delivery to the Collateral Agent of a written notice from an Authorized Representative of the Pledgor indicating the items of Collateral to be released. Such Collateral shall be released promptly after the Collateral Agent shall have determined that the Collateral remaining after such release, as determined on such Business Day, is at least equal, in the case of clause (i), to the Maximum Deliverable Number of Common Stock, Marketable Equity Securities, Transferable Equity Securities and/or cash, or in the case of clause (ii), to the Pledge Value Requirement. In connection with any release of Collateral pursuant to this
Section 6(f), the Collateral Agent and the Purchaser shall take all actions reasonably necessary to effect and evidence such release, including without limitation executing and delivering to Pledgor all documents reasonably necessary thereto. Notwithstanding the foregoing and anything else to the contrary in this Agreement, additional Collateral delivered to the Collateral Agent pursuant to Section 1.3(d) of the Purchase Agreement shall be retained by the Collateral Agent until satisfaction in full by Pledgor of its obligations pursuant to the Purchase Agreement.

            (g) Delivery of Purchase Agreement Consideration. On each Settlement Date (unless Pledgor shall have exercised its Cash Delivery Option), or as required pursuant to the Purchase Agreement following any Event of Default, Cash Merger or Early Termination Event, the Collateral Agent shall deliver to the Purchaser cash, shares of Common Stock, Marketable Equity Securities and/or Transferable Exchangeable Securities then held by it hereunder representing, in each case, the number or amount of such property then required to be delivered under the Purchase Agreement. Upon such delivery, the Purchaser shall hold such cash,

Common Stock, Marketable Equity Securities and/or Transferable Exchangeable Securities, as the case may be, absolutely and free from any claim or right whatsoever.

            (h) Investment of Cash Collateral. The Collateral Agent shall invest any cash received by it pursuant to Section 6.2(a) or 6.4(b)(i)(B) or (D) of the Purchase Agreement in direct obligations of the United States of America maturing on or before the Business Day immediately preceding the Exchange Date; provided, however, that for all purposes of this Agreement, such cash shall be deemed held as Collateral hereunder and shall not be deemed to have been substituted by Pledgor with U.S. Government Securities. For the avoidance of doubt, if Pledgor shall have delivered to the Collateral Agent cash in an amount at least equal to the amount of a Cash Delivery Obligation pursuant to Section 5(c), the Collateral shall be deemed to include cash in an amount at least equal to such Cash Delivery Obligation for purposes of Sections 5(b), 6(a) and 6(e), notwithstanding any investment of such cash by the Collateral Agent pursuant to this Section 6(h).

            (i) Notwithstanding anything to the contrary in this Agreement or the Purchase Agreement, and specifically notwithstanding anything in clauses (3) and (4) of the "Notice of Regulatory Treatment" delivered by the Purchaser to the Pledgor, the Purchaser shall not, whether directly or indirectly, sell, lend, pledge or otherwise encumber, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in connection with its business, any or all of the Collateral.

            7. Income and Voting Rights on Collateral.

            (a) The Collateral Agent, on behalf of the Purchaser, shall be entitled to receive all dividends, distributions, interest and, if any, principal and premium relating to all of the Collateral, and all securities or other property received in respect of the Collateral in a Dilution Event, Reorganization Event or a Distribution Event. Any such payments or distributions which are received by the Pledgor shall be received in trust for the benefit of the Purchaser, shall be segregated from other funds and property of the Pledgor and shall promptly be paid over to the Collateral Agent; provided that the Pledgor may retain any amount received by the Pledgor in respect of any cash distribution described in clause (i) below in excess of 70% of the amount of such cash distribution. The Collateral Agent shall:

            (i) remit to the Purchaser, on the Business Day received or the first Business Day thereafter, 70% of the amount of any cash distribution in respect of a Distribution Event (other than cash received pursuant to Section 6.4(b)(i)(B) or (D) of the Purchase Agreement), and remit to the Pledgor the remainder of any such cash distribution (in each case as provided in Section 6.4(a) of the Purchase Agreement);

            (ii) hold all cash payments received by it pursuant to this Section 7(a) in respect of a Reorganization Event as Collateral hereunder credited to the Collateral Account;

            (iii) hold all (A) Marketable Equity Securities and (B) Transferable
                  Exchangeable Securities that expire on or after the Exchange Date and whose holders are entitled to receive, as a result of conversion, exercise or exchange, property consisting exclusively of cash and/or Marketable Equity Securities, in each case received by it pursuant to this Section 7(a) in respect of a Dilution Event, Reorganization Event or a Distribution Event, as Collateral hereunder credited to the Collateral Account;

            (iv) pursuant to Section 6.4(b)(i)(B) of the Purchase Agreement, convert, exercise or exchange all Exchangeable Securities that expire prior to the Exchange Date and that do not require payment as a condition to their conversion, exercise or exchange on the Business Day immediately preceding their expiration date in the manner required by the terms of such Exchangeable Securities, notify the Pledgor and the Purchaser of such conversion, exercise or exchange, and (a) hold all cash and Marketable Equity Securities received in connection with such conversion, exercise or exchange as Collateral hereunder credited to the Collateral Account, and (b) liquidate and turn into cash all securities or other property other than cash or Marketable Equity Securities received in connection with such conversion, exercise or exchange, notify the Purchaser of such liquidation, and hold the cash proceeds as Collateral hereunder credited to the Collateral Account.

            (v) pursuant to Section 6.4(b)(i)(B) of the Purchase Agreement, convert, exercise or exchange all Non-Transferable Exchangeable Securities that expire on or after the Exchange Date and that do not require payment as a condition to their conversion, exercise or exchange on the tenth Business Day preceding the Exchange Date in the manner required by the terms of such Non-Transferable Exchangeable Securities, notify the Pledgor and the Purchaser of such conversion, exercise or exchange, and (a) hold all cash and Marketable Equity Securities received in connection with such conversion, exercise or exchange as Collateral hereunder credited to the Collateral Account, and (b) liquidate and turn into cash all securities or other property other than cash or Marketable Equity Securities received in connection with such conversion, exercise or exchange, notify the Purchaser of such liquidation, and hold the cash proceeds as Collateral hereunder credited to the Collateral Account;

            (vi) pursuant to Section 6.2(a)(ii) of the Purchase Agreement, liquidate and turn into cash all securities or other property other than cash or Marketable Equity Securities received by the Collateral Agent in respect of a Reorganization Event, notify the Calculation Agent of such liquidation, and hold the cash proceeds as Collateral hereunder credited to the Collateral Account; and

            (vii) pursuant to Section 6.4(b)(i)(D) of the Purchase Agreement, liquidate and turn into cash (A) securities or other property other than Marketable Equity Securities or Exchangeable Securities, (B) Transferable Exchangeable Securities that expire on or after the Exchange Date and whose holders are entitled to receive, as a result of conversion, exercise or exchange, property other than cash and Marketable Equity Securities, and (C) Transferable Exchangeable Securities that expire prior to the Exchange Date and that require payment as a condition to their conversion, exercise or exchange, in each case received by the Collateral Agent in respect of a Distribution Event, notify the Purchaser of such liquidation, and hold the cash proceeds as Collateral hereunder credited to the Collateral Account.

            (b) At any time prior to the disposition of any Collateral by the Collateral Agent pursuant to Section 8 hereof, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall promptly deliver to the Pledgor such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee and shall further deliver such documents and instruments as shall be reasonably necessary to allow the Pledgor to exercise such rights. For the avoidance of doubt, neither the Purchaser nor the Collateral Agent shall have voting rights with respect to the Collateral, except to the extent that the Purchaser or the Collateral Agent buys any Collateral in a sale or other disposition made pursuant to Section 8(b).

            (c) The Collateral Agent agrees that it will, promptly upon a request by the Pledgor, furnish to the Pledgor such evidence as is reasonably available to the Collateral Agent as to the withholding of any tax in respect of any dividends, distributions, interest and, if any, principal and premium relating to any of the Collateral, or any securities or other property received in respect of the Collateral in a Dilution Event, Reorganization Event or a Distribution Event, and that it will, if requested by the Pledgor, make reasonable efforts to cooperate with the Pledgor in its efforts to obtain a refund or similar relief in respect of such tax withholding.

            8. Remedies upon Events of Default.

            (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Purchaser all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law (and subject in all cases to Section 8(d)), shall: (i) deliver all Collateral consisting of cash, Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities (but not, in any event, in excess of the amount or number of the relevant type of Reference Property thereof deliverable under the Purchase Agreement at such time) to the Purchaser on the date of the notice delivered to the Collateral Agent pursuant to the last paragraph of
Section 7.1 or Section 7.3 of the Purchase Agreement relating to such Event of Default (or, in the case of an Event of Default described in clause (iii) or (iv) of the definition thereof in this Agreement, on the Exchange Date) (in either case, the "Delivery Date"), whereupon the Purchaser shall hold such cash, Common Stock, Marketable Equity Securities or Transferable Exchangeable Securities absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter adopted;

and (ii) if such delivery shall be insufficient to satisfy in full all of the obligations of Pledgor under the Purchase Agreement, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Pledgor under the Purchase Agreement, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem reasonably satisfactory. The Pledgor covenants and agrees to execute and deliver such documents and take such other action as the Collateral Agent deems reasonably necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Article 9 of the UCC shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

            (b) Power of Attorney. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgor with full power and authority, in the name and stead of the Pledgor, to do all of the following: (i) upon any delivery or sale of all or any part of any Collateral made either under the power of delivery or sale given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise in accordance with the terms of this Agreement, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered or sold; (ii) upon the occurrence of a Dilution Event, Reorganization Event or Distribution Event while any shares of Common Stock are pledged as Collateral, to take any necessary actions with respect to such shares of Common Stock to cause the Collateral to conform to the requirements of this Agreement following the occurrence of the Dilution Event, Reorganization Event or Distribution Event, including, without limitation, the tender of shares of Common Stock and the sale of property (other than Marketable

Equity Securities) received in respect of Common Stock; and (iii) upon the occurrence of a Reorganization Event or Distribution Event, to take any necessary actions to liquidate, convert, exercise or exchange, in each case as required by Section 7(a), cash, securities or other property received in connection with such Reorganization Event or Distribution Event. For such purposes the Collateral Agent may execute all necessary documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Pledgor hereby ratifies and confirms all that its attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Collateral Agreement. If so requested by the Collateral Agent, by the Purchaser or by any purchaser of the Collateral or a portion thereof, the Pledgor shall further ratify and confirm any such delivery, sale or other action by executing and delivering to the Collateral Agent, to the Purchaser or to such purchaser or purchasers at the expense of the Pledgor all proper deeds, bills of sale, instruments of assignment, conveyance of transfer and releases as may be designated in any such request. The Pledgor's obligations and authorizations hereunder shall not be terminated by operation of law or the occurrence of any event whatsoever.

            (c) Application of Collateral and Proceeds. In case an Event of Default has occurred and has not been waived by the Purchaser, the Collateral Agent, on behalf of the Purchaser, may proceed to realize upon the security interest in the Collateral against any one or more of the types of Collateral, at any one time, as the Collateral Agent shall determine in its sole discretion subject to the foregoing provisions of this Section 8. The proceeds of any sale of, or other realization upon, or other receipt from, any of the Collateral remaining after delivery to the Purchaser pursuant to Section 8(a) shall be applied by the Collateral Agent in the following order of priorities:

      (1) first, to the payment to the Purchaser of an amount sufficient to satisfy all of Seller's obligations under the Purchase Agreement in accordance with the terms thereof (determined, in the case of any obligation to deliver Reference Property, on the basis of the Current Value thereof as of the date on which Seller is obligated to make such delivery);

      (2) second, to the payment to the Collateral Agent of the expenses of such sale or other realization, including reasonable compensation to the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, including brokerage fees in connection with the sale by the Collateral Agent of any Collateral and reasonable fees of counsel; and

      (3) finally, if all of the obligations of the Pledgor hereunder and under the Purchase Agreement have been fully discharged or sufficient funds have been set aside by the Collateral Agent at the request of the Pledgor for the discharge thereof, any remaining proceeds shall be released to the Pledgor.

            (d) The Pledgor, the Purchaser and the Collateral Agent agree that
(i) neither the Purchaser nor the Collateral Agent on behalf of the Purchaser shall be entitled to exercise its remedies hereunder in a manner that would cause the Purchaser to become at any one time the beneficial owner of more than 9.9% of any class of any "equity security" (within the meaning of the Exchange
Act) which is registered pursuant to Section 12 of the Exchange Act, (ii) neither the Purchaser nor the Collateral Agent on behalf of the Purchaser shall knowingly sell or otherwise dispose of any Collateral in a manner that would result in any person becoming the beneficial owner of more than 9.9% of any class of any "equity security" (within the meaning of the Exchange Act) which is registered pursuant to Section 12 of the Exchange Act, and (iii) neither the Purchaser nor the Collateral Agent on behalf of the Purchaser shall sell, in any single transaction, to one or more purchasers, an amount of Collateral in excess of 9.9% of any class of any "equity security" (within the meaning of the Exchange Act) which is registered pursuant to Section 12 of the Exchange Act. The Pledgor hereby (x) acknowledges that selling or otherwise disposing of the Collateral in accordance with the restrictions set forth in this Section 8(d) may result in prices and terms less favorable to the Purchaser than those that could be obtained by selling or otherwise disposing of the Common Stock (or substituted Collateral) in a single transaction to a single purchaser and (y) agrees and acknowledges that no method of sale or other disposition of Collateral shall be deemed commercially unreasonable because of any action taken or not taken by the Purchaser (or the Collateral Agent on behalf of the Purchaser) to comply with such restrictions. The Pledgor, the Purchaser and the Collateral Agent agree that (i) the Pledgor shall have no responsibility under this Section 8(d) for determining the number of shares of any class of any equity security beneficially owned by Purchaser, and (ii) if the Pledgor complies with its obligations hereunder, the Pledgor shall not be responsible if Purchaser, as a result of exercising its remedies hereunder, obtains direct or indirect beneficial ownership in excess of 9.9% of any class of any equity security which is registered pursuant to Section 12 of the Exchange Act.

            (e) Notwithstanding any other provision of this Agreement or the Purchase Agreement, Purchaser and Collateral Agent shall have recourse only to the Collateral and to any other assets or undertakings of Pledgor. Purchaser and Collateral Agent shall not be obliged or entitled to take any further steps against Pledgor to recover any sums due but still unpaid in respect of this Agreement or the Purchase Agreement and all claims in respect of such sums due but still unpaid shall be extinguished.

            9. The Collateral Agent.

            The Collateral Agent accepts its duties and responsibilities hereunder as agent for the Purchaser, on and subject to the following terms and conditions:

            (a) Performance of Duties. The Collateral Agent undertakes to perform such duties and only such duties as are expressly set forth herein and, beyond the exercise of reasonable care in the performance of such duties and acting in good faith, no implied covenants or obligations shall be read into this Collateral Agreement against the Collateral Agent. No provision hereof shall be construed to relieve the Collateral Agent from liability for its own grossly negligent action, grossly negligent failure to act or its own willful misconduct, subject to the following:

                  (1) The Collateral Agent may consult with counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of an action taken or suffered hereunder in good faith and in accordance with such advice or opinion of counsel.

                  (2) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith (i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Collateral Agreement or (ii) in accordance with any lawful direction or request of the Purchaser.

                  (3) The Collateral Agent shall not be liable for any error of judgment made in good faith by any of its officers, unless the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

                  (4) In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

                  (5) No provision of this Collateral Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (6) The Collateral Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. In furtherance thereof, any subsidiary owned or controlled by the Collateral Agent, or its successors, as agent for the Collateral Agent, may perform any or all of the duties of the Collateral Agent relating to the valuation of securities and other instruments constituting Collateral hereunder.

                  (7) In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the Collateral or (ii) the income or other distributions thereon.

                  (8) Unless and until the Collateral Agent shall have received notice from the Pledgor, or unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge to the contrary, the Collateral Agent shall be entitled to deem and treat all Collateral delivered to it hereunder as Eligible Collateral hereunder, provided that the Collateral Agent has carried out the duties specified in Section 6 with respect to such Collateral at the time of delivery thereof.

            The Collateral Agent shall not be responsible for the correctness of the recitals and statements herein which are made by the Pledgor or for any statement or certificate delivered by the Pledgor pursuant hereto. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the Purchase Agreement or the Lien on the Collateral purported to be created hereby.

            (b) Knowledge. The Collateral Agent shall not be deemed to have knowledge of any Event of Default (except a Collateral Event of Default), unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

            (c) Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of the Purchaser, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            (d) Resignation. The Collateral Agent and any successor Collateral Agent may at any time resign by giving thirty days' written notice by registered or certified mail to the Pledgor and notice to the Purchaser in accordance with the provisions of Section 10(d) hereof. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Purchaser.

            (e) Removal. The Collateral Agent may, with the Pledgor's prior written consent (which consent shall not be unreasonably withheld), be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent and to the Pledgor and signed by the Purchaser.

            (f) Appointment of Successor. (1) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Purchaser, after consultation with the Pledgor, by an instrument or concurrent instruments in writing signed by the Purchaser or by its attorneys in fact fully authorized and a copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor.

            (2) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

            (g) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from the Pledgor be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgor.

            (h) Fees and Expenses. Except as specifically provided herein, and subject to Section 6.6(d) of the Purchase Agreement, the Collateral Agent shall not be entitled to fees or reimbursement of expenses from the Pledgor in respect of the performance of the Collateral Agent's duties hereunder.

            10. Miscellaneous.

            (a) Benefit of Agreement; Successors and Assigns. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All the covenants and agreements herein contained by or on behalf of the Pledgor and the Collateral Agent shall bind, and inure to the benefit of, their respective successors and assigns whether so expressed or not, and shall be enforceable by and inure to the benefit of the Purchaser and its successors and assigns.

            (b) Separability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Collateral Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

            (c) Amendments and Waivers. Any term, covenant, agreement or condition of this Collateral Agreement may be amended or compliance therewith may be waived (either generally or in a particular instance and either retrospectively or prospectively) but only by a writing signed by the Collateral Agent, the Pledgor and the Purchaser.

            (d) Notices. Notices to the Collateral Agent shall be directed to:
Credit Suisse First Boston LLC, One Madison Avenue, Second Floor, New York, New York 10010, facsimile number (917) 326-8626, Attention: Collateral Management; notices to Pledgor shall be directed to: i-STT Investments (Bermuda) Ltd., Canon's Court, 22 Victoria Street, Hamilton HM12 Bermuda, facsimile number +1(441) 292 8666, Attention: Directors, with a copy to Parent at: i-STT Investments Pte. Ltd., 51 Cuppage Road, #10 - 11/17 StarHub Centre, Singapore 229469, facsimile number +65 6720 7277, Attention: General Counsel; notices to Purchaser shall be directed to: Credit Suisse First Boston Capital LLC, c/o Credit Suisse, New York Branch, Eleven Madison Avenue, New York, New York 10010, facsimile number: (212) 325-4585, Attention: Senior Legal Officer. Notwithstanding the foregoing, notices to a party shall be directed to such other address or facsimile number for such party as shall be specified by such party in a like notice given pursuant to this Section 10(d). All notices and other communications hereunder shall be in writing (including facsimile transmission) and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices specified in the preceding sentence (in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices); or (ii) sent by facsimile in legible form (in which case delivery shall be deemed to have been received on the date appearing on the facsimile transmission confirmation). Any notice, demand or other communication to be provided by or on behalf of a party to this Agreement shall be sent to the address of such party provided in this Section 10(d). Any failure by Collateral Agent, Pledgor or Purchaser or any guardian, conservator, executor, administrator or other similarly appointed person to receive any such notice, demand or communication shall in no way abrogate, invalidate or otherwise affect the validity or enforceability of the notice, demand or communication or the matters set forth therein.

            (e) Governing Law. This Collateral Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York; provided that as to Collateral located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of the Purchaser shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction.

            (f) Counterparts. This Collateral Agreement may be executed, acknowledged and delivered in any number of counterparts and such counterparts taken together shall constitute one and the same instrument.

            (g) Application of Bankruptcy Code. The parties hereto acknowledge and agree that: (i) the Collateral Agent is a "stockbroker" as defined in the Bankruptcy Code and is acting as agent and custodian for Purchaser in connection with this Agreement, and Purchaser is a "customer" of the Collateral Agent within the meaning of the Bankruptcy Code; (ii) each of Purchaser and the Collateral Agent is a "financial participant" within the meaning of the Bankruptcy Code, (iii) this Agreement is a "securities contract" within the meaning of the Bankruptcy Code, (iv) the remedies provided herein and in the Collateral Agreement are the remedies referred to in Sections 362(b)(6) and 555 of the Bankruptcy Code, and (v) all transfers of cash, securities or other property under or in connection with this Agreement and the Collateral Agreement are "margin payments", "settlement payments" and "transfers" under Section 546(e) of the Bankruptcy Code.

            (h) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTY HERETO HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

            11. Termination of Collateral Agreement.

            This Collateral Agreement and the rights hereby granted by the Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of the Pledgor under the Purchase Agreement, and the Pledgor shall have no further liability hereunder upon such termination. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Pledgor by the Collateral Agent as soon as reasonably practicable. In connection with any termination or release pursuant to this Section 11, the Collateral Agent and the Purchaser shall take all actions reasonably necessary to effect and evidence such release, including without limitation executing and delivering to Pledgor all documents reasonably necessary thereto. The parties agree that, if the transactions contemplated on the Payment Date under the Purchase Agreement are not consummated pursuant to the terms thereof, any Collateral delivered to the Collateral Agent by Pledgor shall be released and discharged in the manner provided in this Section 11.

            IN WITNESS WHEREOF, each of the Pledgor, the Collateral Agent and the Purchaser has caused this Collateral Agreement to be duly executed on its behalf as of the date hereof.

                                          PLEDGOR:

                                          i-STT INVESTMENTS (BERMUDA) LTD.

                                          By: /s/  Stephen Geoffrey Miller
                                              ----------------------------
                                              Name: Stephen Geoffrey Miller
                                              Title: Director

                                          PURCHASER:

                                          CREDIT SUISSE FIRST BOSTON CAPITAL LLC

                                          By: /s/ John Ryan
                                              ----------------------------
                                              Name: John Ryan
                                              Title: A.V.P. Operations

                                          COLLATERAL AGENT:

                                          CREDIT SUISSE FIRST BOSTON LLC
                                          as Collateral Agent

                                          By: /s/ Christy Grant
                                              ----------------------------------
                                              Name: Christy Grant
                                              Title: Assistant Vice President
                                              Operations

                                    Exhibit A
                                       to
                              Collateral Agreement

                     CERTIFICATE FOR SUBSTITUTED COLLATERAL

The undersigned, i-STT Investments (Bermuda) Ltd. (the "Pledgor"), hereby certifies, pursuant to Section 6(b) of the Collateral Agreement dated as of November 9, 2005 among the Pledgor, Credit Suisse First Boston LLC, as Collateral Agent, and Credit Suisse First Boston Capital LLC (the "Purchaser", and such agreement, the "Collateral Agreement"; terms defined in the Collateral Agreement being used herein as defined therein), that:

            1. The Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as substituted Collateral (the "Substituted Collateral"):

            2. The Pledgor requests that the Collateral Agent transfer to the Pledgor the following Prior Collateral, pursuant to Section 6(b) of the Collateral Agreement:

            3. The Pledgor hereby represents and warrants to the Collateral Agent and the Purchaser that:

            (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Substituted Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Substituted Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

            (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Substituted Collateral, free of all Liens (other than the Lien created by the Collateral Agreement) and Transfer Restrictions. Upon delivery of the Collateral to the Collateral Agent, the Purchaser will obtain a valid, first priority perfected security interest in, and a first lien upon, such Substituted Collateral subject to no other Lien. None of such Substituted Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

            This Certificate may be relied upon by the Purchaser as fully and to the same extent as if this Certificate had been specifically addressed to the Purchaser.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ______,______.

______________

                                                    Name:
                                                    Title:

                                    Exhibit B

                                       to

                              Collateral Agreement

                      CERTIFICATE FOR ADDITIONAL COLLATERAL

            The undersigned, i-STT Investments (Bermuda) Ltd. (the "Pledgor"), hereby certifies, pursuant to Section 6(c) of the Collateral Agreement, dated as of November 9, 2005, among the Pledgor, Credit Suisse First Boston LLC, as Collateral Agent, and Credit Suisse First Boston Capital LLC (the "Purchaser", and such agreement, the "Collateral Agreement"; terms defined in the Collateral Agreement being used herein as defined therein), that:

            1. The Pledgor is delivering the following securities to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "Additional Collateral"):

            2. The Pledgor hereby represents and warrants to the Collateral Agent and the Purchaser that:

            (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Additional Collateral to the Collateral Agent under the Collateral Agreement, or the subsequent sale or transfer of such items of Additional Collateral by the Collateral Agent pursuant to the terms of the Collateral Agreement.

            (b) Title to Collateral; Perfected Security Interest. The Pledgor has good and marketable title to the Additional Collateral, free of all Liens (other than the Lien created by the Collateral Agreement) and Transfer Restrictions. Upon delivery of the Collateral to the Collateral Agent, the Purchaser will obtain a valid, first priority perfected security interest in, and a first lien upon, such additional Collateral subject to no other Lien. None of such Additional Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

            This Certificate may be relied upon by the Purchaser as fully and to the same extent as if this Certificate had been specifically addressed to the Purchaser.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of _____ , .

____________

                                                     Name:
                                                     Title:

                                       B-2